Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Shoals Technologies Group, Inc.

Portland, Tennessee

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated November 12, 2020, relating to the consolidated financial statements of Shoals Parent, LLC which is included in the Registration Statement on Form S-1 (333-251830), as amended.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

Austin, Texas

January 26, 2021